                                                                  Exhibit 10.11

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("Agreement") made as of the 20TH day of FEBRUARY, 1998, by and between INTERNATIONAL TOTAL SERVICES, INC. ("Buyer" and/or ITS. Inc.), an Ohio corporation, and SECUREX, INC. a Florida corporation ("Seller").

                                WITNESSETH THAT:
                                ----------------

         WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, subject to the terms and conditions hereof, certain assets of Seller including, without limitation, goodwill, comprising the security guard business of Seller.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.       PURCHASE AND SALE OF ACQUIRED CONTRACTS AND ACQUIRED ASSETS.
                  ------------------------------------------------------------

         Subject to the terms and conditions hereof, on the Closing Date (as defined in Article 6), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase and acquire from Seller, all the right, title and interest of Seller in and to the Acquired Contracts and the Acquired Assets (as respectively defined in Section 1.1).

         1.1 ACQUIRED CONTRACTS AND ACQUIRED ASSETS. The "Acquired Contracts" shall mean those certain security services contracts performed by Seller as listed on Schedule A. As used herein, "Acquired Assets" shall mean those certain assets listed on Schedule B. The "Acquired Assets" shall include the goodwill and reputation associated with the security guard business of Seller upon which both Buyer and Seller place high value.

         1.2 LEASE AGREEMENTS. At the Closing, Seller shall transfer to Buyer any and all rights under Lease Agreements as reflected on Schedule C.

         1.3 SCHEDULES EXCLUSIVE. Other than those assets specifically described and set forth in Schedules A, B, and C to this Agreement, the parties hereto acknowledge and agree that Seller is not transferring to Buyer under this Agreement any other assets or rights of Seller.

         1.4 ASSURANCES. After the Closing, for no further consideration, Seller shall perform all such other acts (including without limitation the use of Seller's reasonable efforts to obtain or achieve transfer of the Acquired Contracts and the Acquired Assets as contemplated by this Agreement) and shall execute, acknowledge and deliver all such assignments, transfers, consents and other documents as Buyer or its counsel may reasonably request to vest in Buyer, and perfect and protect Buyer's right, title and interest in, and enjoyment of, the Acquired Contracts and the Acquired Assets. Buyer shall similarly perform all such other actions and shall execute, acknowledge and deliver all such other documents as Seller or its counsel may reasonably request to perfect and protect Seller's rights under this Agreement. Seller hereby acknowledges and agrees that the Acquired Contracts and the Acquired Assets are unique and not available on the open market and that Buyer shall have, in addition to all other legal remedies available to it, the right to enforce the terms of this Agreement by a decree of specific performance. Seller shall cooperate with Buyer to the extent Buyer may reasonably request in the defense of any proceeding seeking to invalidate or set aside the sale and purchase of the Acquired Contracts or the Acquired Assets.

         1.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and assigns, but this Agreement may not be assigned by any party without the prior written consent of the other party.

         2.  ASSUMPTION OF OBLIGATIONS AND LIABILITIES.
             ------------------------------------------

         2.1 CONTRACTS ASSUMED. Buyer shall assume as of the Closing, and perform when due, Seller's obligations to be performed after the Closing Date under the following Contracts (as hereinafter defined): all the Acquired Contracts reflected in Schedule A hereto; and all other contracts, leases and Lease Agreements as listed on Schedules B and C hereto; all such Contracts described in this paragraph, to the extent assumed by Buyer, being referred to hereinafter as "Assumed Contracts". Seller shall have the right to provide, and to collect fees and charge for services under the assumed contracts on or before the Closing Date. If Seller fails to obtain any consent necessary for the assignment of any Assumed Contracts to Buyer, Seller will use reasonable efforts to obtain for, and provide to Buyer the benefits under such Assumed Contracts, including any and all rights of Seller against the other parties thereto.

         2.2 NON-ASSUMPTION OF LIABILITIES. Notwithstanding Section 2.1, Buyer will not by the execution or performance of this Agreement, by the exercise of any rights with respect to the Acquired Contracts and Acquired Assets, or by any other action, assume, become responsible for or incur any liability or obligation of any nature of Seller, matured or unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown, arising out of occurrences prior to the Closing; and Seller shall indemnify and hold harmless Buyer, its successors and assigns, and the Acquired Contracts and Acquired Assets against and from, such liabilities and obligations of Seller and against and from any and all claims asserted, and costs and expenses (including reasonable attorneys' fees) incurred with respect to the same; provided, however, that Buyer shall assume all obligations of Seller remaining unperformed on the Closing date under the Assumed Contracts. Without limiting the generality of the foregoing, Buyer shall not assume, become responsible for or incur any liability of obligation of any nature arising from occurrences prior to the Closing with respect to:

                  (a) any liability whatsoever arising out of Seller's service contracts;

                  (b) any and all tax liability prior to closing including without limitation Federal, State, and Local Taxes, payroll and withholding taxes, worker's compensation and unemployment taxes;

                  (c) any income taxes relating to or arising out of the transactions contemplated by this Agreement;

                  (d) salaries and related expenses of Seller's employees prior to the Closing Date, fees, costs, expenses, premiums, commissions and charges to be paid by Seller as provided in Section 4.6; and

                  (e) any Contract with, or liability or obligation to, any affiliate of Seller.

         3.       PURCHASE PRICE.
                  ---------------

         3.1 DETERMINATION OF PURCHASE PRICE. The purchase price ("Purchase Price") for the Acquired Contracts and Acquired Assets shall be $5,312,500 provided, however, that the Purchase Price shall be subject to adjustment pursuant to Section 6.4 of this Agreement.

         3.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be payable as follows:

                  (a) $4,250,000 at Closing payable to Seller;

                  (b) the balance due one hundred and five (105) days from the Closing Date payable to Seller; subject to adjustment pursuant to Section 6.4 of this Agreement

         4.       REPRESENTATIONS AND WARRANTIES OF SELLER.
                  -----------------------------------------

         Seller represents and warrants to Buyer that:

         4.1 ORGANIZATION AND OWNERSHIP. Seller Corporation validly exists and is in good standing under the laws of the State of Florida. Seller is qualified as a foreign corporation in each state where its activities would require it to qualify as a foreign corporation in such State.

         4.2 AUTHORITY; BINDING EFFECT. Seller has full power and authority (a) to own the Acquired Contracts and Acquired Assets and (b) to execute, deliver and perform this Agreement and the other instruments, agreements and documents to be executed by it hereunder, and to perform its obligations hereunder and thereunder and to consummate the transactions provided for herein and therein. Such execution, delivery and performance have been duly authorized by all necessary action on the part of Seller, and do not and will not (a) contravene the Articles of Incorporation or by-laws of Seller; (b) result in the creation or imposition of any security interest, lien, easement, right-of-way, charge, assessment, encumbrance, claim, restriction or title defect of any nature whatsoever upon any of the Acquired Assets or (c) result in any violation of any law, rule or regulation applicable to Seller, the Acquired Contracts or the Acquired Assets. Seller is not a party to, or subject to or bound by, and none of the Acquired Assets are subject to or bound by, any judgment, injunction or decree of any court or governmental authority which may restrict or interfere with the performance of this Agreement, or such other instruments, agreements and documents as are to be executed by Seller, in connection herewith on or prior to the Closing Date. This Agreement is, and each of such other instruments, agreements and documents will be when executed and delivered, a valid and binding obligation of Seller.

         4.3 FINANCIAL INFORMATION. Seller will deliver to Buyer prior to the Closing, financial information to be mutually designated in the process of Buyer's due diligence.

         4.4      ACQUIRED ASSETS.
                  ----------------

         (a) TITLE. Except for those assets covered under leases to be assumed by Buyer, Seller as of the Closing Date will convey to Buyer good title to all the Acquired Assets and the Acquired Contracts free and clear of all title defects and objections, security interests, liens, charges and encumbrances of any nature whatsoever, including without limitation, leases, mortgages, deeds of trust, security interests, pledges, liens conditional sales agreements, claims, restrictions, reservations, covenants, encumbrances, charges, special or other assessments, restraints on transfer or other title defect; except, however, no warranty is given as to assignability of the Acquired Contracts. In addition, no financing statement under the Uniform Commercial Code with respect to any of the Acquired Contracts and/or Acquired Assets has been filed in any jurisdiction, and Seller has not signed any such financing statements or any Security Agreement authorizing any secured party thereunder to file any such financing statement, which will not be released as of the date of closing.

         (b) INSURANCE. Seller has maintained a reasonable and customary program of insurance with respect to the Acquired Assets and Acquired Contracts, and have insured the Acquired Assets and Acquired Contracts with reputable insurance companies in such manner as may be required pursuant to any franchises, agreements, licenses or permits applicable to the Acquired Assets and Acquired Contracts.

         (c) PERMITS. Schedule D hereto sets forth a complete and accurate list of all material Permits used or held for use in connection with the conduct of the Acquired Contracts. Except as set forth on Schedule D, Seller has all Permits, the absence of which would have a material adverse effect on the Acquired Contracts. Except as indicated on such schedule, all Permits listed thereon may be freely assigned or transferred to Buyer at the Closing. To the extent that such Permits may not be assigned, Seller shall maintain the same until such time as Buyer obtains its own permits.

         4.5 CONTRACTS. Schedule A hereto contains a true and complete list of the Acquired Contracts being transferred to Buyer by Seller. To the best of Seller's knowledge (i) each Assumed Contract is valid and binding upon each party thereto and is in full force and effect and (ii) there is no default or claim of default under any provision of any such Assumed Contract, and no event has occurred which, with the passage of time or the giving of notice (or both), would constitute a default by Seller (or, to the best of Seller's knowledge, by any other party thereto) under any provision thereof, or would permit modification, acceleration or termination of such Assumed Contract by any party thereto. Neither the consummation of the transactions contemplated hereby nor the transfer of any such Assumed Contract hereunder will constitute such a default or event. Seller has delivered to Buyer a true, correct and complete copy of each Assumed Contract. Seller has not received any notice that any person intends or desires to modify, waive, amend, rescind, release, cancel or terminate any Assumed Contract.

         4.6 EMPLOYEES; LABOR RELATIONS. Schedule E contains a complete list of wage rates and commission arrangements for all employees of Seller who are employed with respect to the Acquired Assets and the Acquired Contracts, together with information as to any employment, consulting or other compensation contracts, arrangements and policies, written and oral, relating to any such employees, including without limitation any bonus, vacation or severance policies or arrangements. Seller has paid or made provision for the payment of all salaries and wages through the Closing Date for the benefit of such employees on Schedule E and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of such employees.

         4.7 TAXES. Seller has filed on a timely basis all federal, state, local and foreign tax returns, reports and declarations required to be filed by it. Seller has paid all taxes, interest and penalties which were due pursuant to such returns or otherwise due, levied or assessed against Seller or its Assets, other than taxes or charges, the payment of which is not yet due (or which, if due, is not yet delinquent or is being contested in good faith or has not been finally determined). There is no agreement for the extension of the time of any assessment of any tax with respect to Seller and no notice of any federal tax lien relating to Seller has been filed against them or any of its Assets in any jurisdiction. Seller has not had any tax deficiency or claim outstanding, and all required deposits with respect to employees' withholding taxes have been duly made. No examination of Seller or the Acquired Contracts or the Acquired Assets by the Internal Revenue Service or any state, local or foreign tax authority is currently in progress.

         4.8 FULL DISCLOSURE. All documents and other papers delivered by or on behalf of Seller in connection with this Agreement are true, complete and authentic. No representation or warranty of the Seller contained in this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in the context in which made, not materially false or misleading.

         5.       REPRESENTATIONS AND WARRANTIES.
                  -------------------------------

         Buyer hereby represents and warrants to Seller that:

         5.1 ORGANIZATION. Buyer is a corporation validly existing and in good standing under the laws of the State of Ohio.

         5.2 AUTHORITY; BINDING EFFECT. Buyer has full power and authority to execute, deliver and perform this Agreement and the other instruments, agreements and documents to be executed by it hereunder and to consummate the transactions provided for herein and therein. Such execution, delivery and performance have been duly authorized by all necessary action on the part of Buyer and do not and will not (i) contravene the Articles of Incorporation or by-laws of Buyer, (ii) conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or call a default with respect to any agreement or instrument to which Buyer is a party or by which Buyer or any of its assets are bound; or (iii) result in any violation of any law, rule or regulation applicable to Buyer. The Buyer is not a party to or is subject to or bound by, any judgment, injunction or decree of any court or governmental authority which may restrict or interfere with the performance of this Agreement or such other instruments, agreements and documents as are to be executed by Buyer in connection herewith on or prior to the Closing Date. This Agreement is, and each of such other instruments, agreements and documents will be when executed and delivered a valid and binding obligation of Buyer.

         5.3 CONSENTS. No consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority or other governmental body is required for the execution, delivery and performance by Buyer of this Agreement and the other instruments, agreements and documents required or contemplated hereunder or the consummation by Buyer of the transactions contemplated hereby and thereby. No consent of any person (including without limitation any party to any contract, mortgage, indenture, agreement or other arrangement to which Buyer is a party or by which it is bound) is required for the execution, delivery and performance by Buyer of this Agreement and such other instruments, agreements and documents or the consummation of the transactions contemplated hereby and thereby.

         5.4 BROKERS AND FINDERS. Buyer has not dealt with anyone in a fashion that would incur any broker's, finder's or similar fees or commissions in connection with the transactions contemplated by this Agreement.

         6.       CLOSING
                  -------

         The transfers and deliveries to be made pursuant to this Agreement (the "Closing") shall take place by facsimile or mail by February 20, 1998, or at such other time and place as the parties shall agree. The date on which the Closing is to occur is herein referred to as the "Closing Date". Time is of the essence with respect to closing.

         6.1 DELIVERIES BY SELLERS. Seller shall deliver to Buyer at the
Closing:

         (a) Bills of sale, instruments of transfer, assignment and conveyance, required consents thereto and other instruments in form and substance satisfactory to Buyer and sufficient to convey, transfer, and assign to Buyer and effectively vest in Buyer all of Seller's right, title and interest in and to the Acquired Contracts and the Acquired Assets;

         (b) All written contracts and lease Agreements;

         (c) All Permits listed on Schedule D, to the extent such Permits are assignable;

         (d) Certification that each of Seller's representations and warranties contained in this Agreement are true and correct at and as of the Closing Date and that the Acquired Assets shall remain on its locations;

         (e) Certified minutes of Seller's Board of Directors authorizing the Transaction; and

         (f) Such other instruments and documents as may be reasonably requested by, and in form and substance satisfactory to, Buyer and Buyer's counsel.

         6.2      DELIVERIES BY BUYER.
                  --------------------

         Buyer shall deliver to Seller at the Closing:

         (a) Cash in the amount required pursuant to Section 3.2; and

         (b) Such other instruments and documents as may be reasonably requested by, and in form and substance satisfactory to Seller and Seller's counsel.

         6.3 ALLOCATION. The parties agree to allocate the Purchase Price among the Acquired Contracts and the Acquired Assets for all purposes in accordance with the allocation schedule attached hereto as Schedule G.

         6.4      POST-CLOSING ADJUSTMENT.
                  ------------------------

         That remaining portion of the Purchase Price payable to Seller shall be adjusted as follows:

                  (i) The actual billings generated by the security guard contracts set forth on Schedule A during the 92-day period after Closing shall be totaled and divided by 3 to obtain a monthly average ("Figure 1").

                  (ii) The actual billings generated by any seasonal and specials accounts as set forth on Schedule F attached hereto for the period from February 20, 1997 through February 28, 1998 (but excluding those accounts with respect to which Seller has confirmation of termination) shall be totaled, and then divided by 12 to obtain a monthly average ("Figure 2").

                  (iii) The projected monthly billings to be generated by those new accounts, which may commence on or after the Closing negotiated by Seller,and which accounts in fact become firm contracts at any time during the 92-day period after Closing, shall be totaled to obtain a monthly average ("Figure 3"). Any new account which begins other than the 1st day of a month shall be given a full month credit for purposes of such calculation.

                  (iv) The amount equal to the sum of Figures 1, 2, and 3 shall be multiplied by a factor of 3.75 ("Figure 4") ("Adjusted Purchase Price").

                  (v) The Adjusted Purchase Price shall be compared to the figure in Section 3.2(a) for the purpose of calculating the final payment to be paid by Buyer, and to the extent the Adjusted Purchase Price is greater than the figure in Section 3.2(a), the difference shall be immediately paid by wire transfer to Seller's account as the balance of the purchase price due Seller. A statement shall accompany the final payment from Buyer providing, in reasonable detail, the calculations used in determining the Adjusted Purchase Price and such final payment. The parties agree that notwithstanding anything herein to the contrary, Seller shall not be obligated to refund any amount paid under Section 3.2(a) as a result of any adjustment to the Purchase Price.

         7.       SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.
                  ---------------------------------------------

         7.1 SURVIVAL. All representations, warranties, covenants, indemnities and agreements contained in or made pursuant to this Agreement (including any exhibit, certificate, document or statement delivered pursuant hereto) shall survive for one (1) year after Closing.

         7.2      Indemnification.
                  ----------------

         (a) BUYER. Buyer agrees to indemnify and hold Seller harmless from, and to reimburse Seller for, any loss, fee, cost, expense, damage, liability or claim (including, without limitation, any and all fees, costs and expenses whatsoever, reasonably incurred by them, or their counsel in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any threatened or asserted claim) arising out of, based upon or resulting from (i) the inaccuracy as of the Closing Date of any representation or warranty of Buyer which is contained in or made pursuant to this Agreement; (ii) Buyer's breach of or failure to perform any of their covenants or agreements contained in or made pursuant to this Agreement; (iii) any and all liability relating to the operation of "Acquired Contracts" arising from occurrences after closing.

         (b) SELLER. Seller hereby agrees to indemnify and hold Buyer harmless from, and to reimburse Buyer for, any loss, fee, cost, expense, damage, liability or claim (including, without limitation, any and all fees, costs and expenses whatsoever, reasonably incurred by Buyer, or its counsel in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any threatened or asserted claim) ("Liabilities") arising out of, based upon or resulting from (i) the inaccuracy as of the Closing Date of any representation or warranty of Seller which is contained in or made pursuant to this Agreement; (ii) Seller's breach of or failure to perform any of their covenants or agreements to be performed after the Closing, contained in or made pursuant to this Agreement;
(iii) any and all liability arising from acts of Seller and/or resulting from any conduct of Seller, including but not limited to violations of Federal, State or Local laws; (iv) any and all liability arising from its relationship with employees, prior to date of closing resulting from injuries and/or damages sustained as a result of the employment relationship.

         (c) LIQUIDATION OR DISSOLUTION OF SELLER. The liquidation or dissolution of Seller shall not terminate, modify or otherwise affect the rights of Buyer to indemnification pursuant to this Section.

         8.       CONDUCT OF CONTRACTS PENDING CLOSING.
                  -------------------------------------

         8.1 AFFIRMATIVE COVENANTS PENDING CLOSING. During the period from the date of this Agreement to the Closing Date, Seller shall:

         (a) INSPECTION OF BOOKS AND RECORDS. Afford Buyer and its authorized representatives reasonable access to all Acquired Assets and Acquired Contracts, files, books, records, contracts, agreements and other documents of Seller during normal business hours, permit the reasonable copying of any of the foregoing and furnish or cause to be furnished to Buyer and its authorized representatives all financial, commercial, operating and other information of Seller as Buyer may reasonably request.

         (b) OPERATION OF CONTRACTS. Keep each of the Assumed Contracts in full force and effect without modification or amendment and conduct the Acquired Contracts in compliance with all applicable laws, rules and regulations, maintain its books of account and records in a manner consistent with past practice, prepare properly and file on or prior to the due date thereof all tax returns or reports required by any jurisdiction and pay all taxes due for any period ending prior to or at the Closing Date, and exercise due diligence in safeguarding, repairing, replacing and maintaining the Acquired Assets.

         (c) PRESERVATION OF ORGANIZATION. Use its best efforts (without making any commitment on behalf of Buyer) to preserve the Assumed Contracts intact and to preserve its relationship with employees, agents, suppliers, customers and others having contracts relations with it.

         8.2 NEGATIVE COVENANTS PENDING CLOSING. From and after the date of this Agreement until the Closing Date, except with the prior written approval of the Buyer, Seller shall not:

         (a) GENERAL. Carry on the Acquired Contracts other than in the usual and ordinary course.

         (b) SALES OR PURCHASES OF PROPERTY. Seller shall in no way diminish or waste the assets made a party of this Agreement and to be assumed by Buyer.

         (c) INSURANCE. Fail to carry at all times between the date hereof and the Closing Date insurance in accordance with Section 4.4(b).

         9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
                  --------------------------------------------

         The obligations of Buyer to be performed at the Closing shall be subject to the satisfaction at or before the Closing of all of the following conditions (unless waived by Buyer in writing):

         9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in Article 4 of this Agreement shall have been true and correct in all respects when made and shall be true and correct in all respects at and as of the Closing Date as though such representations and warranties were made at and as of such date.

         9.2 PERFORMANCE. Seller shall have, in all material respects, performed and complied with, or caused the performance of and compliance with, all obligations under this Agreement which are to be performed or complied with by it or on its behalf at or prior to the Closing.

         9.3 CERTIFICATES. Seller shall have delivered to Buyer at the closing, a Certificate of its President to the effect that the conditions set forth in this Article 9 have been satisfied.

         9.4 LITIGATION. There shall be no pending or threatened claim, litigation, action, suit, proceeding, investigation or inquiry, judicial or administrative (i) which, if adversely determined, would materially and adversely affect the Acquired Assets, or the Acquired Contracts; or (ii) which has been brought or threatened for the purpose of enjoining or preventing the consummation of this Agreement or the transactions contemplated hereby, which otherwise claims that this Agreement or the consummation of the transactions contemplated hereby is improper or which asserts that Buyer would be liable as a transferee of the Acquired Assets to any creditor or creditors of Seller or any affiliate of Seller.

         9.5 NO MATERIAL ADVERSE EFFECT. Neither the Acquired Contracts nor the Acquired Assets shall have been materially adversely affected as a result of any change, occurrence, circumstance, condition, loss, damage or destruction (whether or not covered by insurance) of any character, or any combination thereof, and there shall exist no change, occurrence, circumstance, condition, loss, damage or destruction (whether or not covered by insurance) of any character, or any combination thereof, which might reasonably be expected to result in any such material adverse effect. In the event any loss, damage, condemnation, or destruction with respect to the Acquired Contracts or the Acquired Assets should occur and, notwithstanding such occurrence, the transactions contemplated by this Agreement are consummated, any insurance recovery or condemnation award, or the right of Seller thereto, in respect of any such loss, damage condemnation or destruction, shall be paid, or assigned, as the case may be, to Buyer at the Closing as part of the Acquired Assets, or as promptly thereafter as practical.

         10.      CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.
                  ----------------------------------------------

         The obligations of Seller to be performed at the Closing shall be subject to the satisfaction at or before the Closing of the following conditions:

         10.1 REPRESENTATIONS AND WARRANTIES. Buyer's representations and warranties contained in Article 5 of this Agreement shall have been true and correct in all respects when made and shall be true and correct in all respects at and as of the Closing Date as though such representations and warranties were made at and as of such date.

         10.2 PERFORMANCE. Buyer shall have, in all material respects, performed and complied with, or caused the performance of and compliance with, its obligations under this Agreement which are to be performed or complied with by it or on its behalf at or prior to the Closing.

         10.3 CERTIFICATES. Buyer shall have delivered to Seller at the closing, a Certificate of its President to the effect that the conditions set forth in this Article 10 have been satisfied.

         10.4 LITIGATION. At the Closing, there is no pending or threatened claim, litigation, action, suit, proceeding, judicial or administrative against Buyer for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that this Agreement or the consummation hereof is improper.

         11.      MISCELLANEOUS PROVISIONS AND AGREEMENTS.
                  ----------------------------------------

         11.1 TRANSFER AND OTHER EXPENSES. Buyer shall pay all costs incurred, whether at or subsequent to the Closing, in connection with transferring the Acquired Contracts and the Acquired Assets to Buyer as contemplated in this Agreement, including, without limitation, all sales, use, and other transfer taxes. Buyer will agree to reimburse Seller for any penalty incurred by Seller as a result of Seller canceling its business insurance policies.

         11.2 ACCESS TO RECORDS AND PERSONNEL. After the Closing, Buyer shall provide Seller with access at reasonable times and upon reasonable prior notice to such documents and records acquired by Buyer hereunder as are necessary for Seller's tax, accounting or legal purposes.

         11.3     Conduct Following Closing.
                  --------------------------

         (a) Buyer shall have no obligation to employ any existing employees of Seller prior to, at or after the Closing.

         (b) Seller warrants that it will not hire any present Seller employee retained by Buyer for a period of one year from the date of Closing.

         (c) Buyer warrants that it will in no way use or maintain the name "Securex, Inc." following the 90-day period after the Effective Date. During said 90-day period, Seller hereby grants to Buyer a nontransferable, nonexclusive license to use the Securex name. Said license shall automatically terminate at the end of the 90-day period after the Closing Date. Buyer shall indemnify Seller from any liability arising from the use of the Securex name.

         (d) At its discretion, Buyer will retain any and all personnel and management at the existing account locations, and their regional offices, including the general manager of the operations.

         (e) Buyer and Seller shall enter into a Noncompetition Agreement in the form attached hereto as Exhibit A.

         11.4 NOTICES. All notices, requests, demands and other communications made hereunder shall be in writing and shall be deemed duly given when personally delivered, sent by facsimile or sent by registered or certified mail, postage prepaid, as follows, or to such other address or person as any party may designate by notice to the other party:

                  If to Seller:

                           Securex, Inc.
                           9502 N. Florida Ave.
                           Tampa, Florida 33612
                           Attention: John W. Osterweil

                  Copy to:

                           Stephen H. Reynolds, Esq.
                           P.O. Box 1531
                           Tampa, Florida 33601
                           Fax No. (813) 273-4396

                  If to Buyer:

                           ITS, Inc.
                           Crown Centre
                           5005 Rockside Rd.
                           Cleveland, Ohio  44131
                           Attn:  Legal Department
                           Facsimile No.:  (216) 642-4539

         11.5 AMENDMENTS. This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by Seller and Buyer.

         11.6 ENTIRE AGREEMENT; CAPTIONS; COUNTERPARTS. This Agreement and the Exhibits attached hereto, the Schedules delivered pursuant hereto and the other writings specifically identified herein or contemplated hereby contain the agreement among the parties hereto with respect to the transactions contemplated herein and supersede all previous written or oral negotiations, commitments and writings. The Section headings of this Agreement are for convenience of reference only and do not form a party hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in two or more counterparts, and all such counterparts shall constitute one and the same instrument.

         11.7 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         11.8 SEC AUDIT. Seller agrees to cooperate with the Buyer in conducting the necessary Securities and Exchange Commission (SEC) audit, and will use all reasonable efforts to obtain any and all information required by Buyer in completing the audit. Buyer shall bear all costs associated with the audit or complying with all SEC requirements.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.




BUYER:  INTERNATIONAL TOTAL SERVICES, INC.
                 (AN OHIO CORPORATION)

By:   /s/ James O. Singer
     -------------------------------------
         James O. Singer
Its:     President

Witness:  /s/ Scott Brewer
        ----------------------------------


SELLER:  SECUREX, INC.
                  (A FLORIDA CORPORATION)


By:    /s/ John W. Osterweil
     -------------------------------------

Its:  President
     -------------------------------------

Witness:   /s/ Stephen H. Reynolds
        ----------------------------------